EXHIBIT 10.6

Schedule Setting Forth Material Differences in Franchise Agreements

Material differences in Regional franchise agreements are primarily the territory that is assigned and the price paid by the regional franchisee. The standard fee of $ 40,000 but in 3 agreements has been adjusted to reflect territory size or other factors. Some agreements allow for first right of refusal for additional territory or rights to solicit outside of territory.

Son & Moon, Inc.

Dated Sept 24,2004

Portion of State of Tennessee –The counties of Knox, Hamilton and Bradley and all counties that border Interstate 75 between Chattanooga and Knoxville and east to the North Carolina border and west to the time zone line.

Price $ 65,000

CT Restaurant Concepts Dated July 23, 2004 Lee, Collier, Charlotte and Sarasota counties, Florida Price-$ 10,000
PaFUA,LLC Dated August 8th,2003 (assigned from Object 10,Inc. 8/23/2005) Pennsylvania and Ohio, EXCUDING Philadelphia and surrounding counties Price-$ 80,000

F.U.A. of Central Florida, Inc.

Dated May 17, 2005

Seminole county and the western portion of Orange county, defined as the portion west of Interstate 4.

Rights to sell franchises in surrounding counties that have not been assigned to a regional franchisee.

First right of refusal for eastern Orange county and Brevard county.

Price-$ 40,000

Dean Valentino Dated November 8, 2004 Fairfield County, Connecticut Price-$ 40,000

Trimon,LLC.

Dated February 10,2004

State of Nevada with right to solicit sales in Arizona, Utah, Colorado and Oregon. Compensation in these area is 57.15% for sales in areas without a Regional franchisee assigned and 2% royalty and 28.58% in areas with a Regional Franchisee assigned and ½ % royalty.

First right of refusal for the State of California

Price-$ 40,000

Garth and Hugh Koehlhoffer Dated March 21,2005 State of Colorado Price-$ 40,000

William Jennings

Dated May 5, 2004

State of Georgia EXCLUDING Atlanta, Alpharetta, Roswell and the counties De Kalb, Fulton, Gwinnett, Cherokee and Clayton.

First right of refusal for the excluded counties.

Price-$ 40,000

Melton, Inc.

Dated May 5,2004

Counties of Hmilton,Suwanee,Gilchrist,Levy,Dixie,Lafayette,Madison,Taylor,Jefferson,Leon,Wakulla,Gadsen,

Liberty,franklin,gulf,Calhoun,Jackson,Bay,Washington,Holmes,Walton,Okaloosa, Santa Rosa and Ecambe in the State of Florida.

Right to solicit sales in the States of Mississippi and Alabama with compensation of $ 10,000 for each $ 17,500 Franchise sold in territory without a regional franchisee and 2% royalty and $ 5000 compensation for sales in territory with a regional franchisee and 1% royalty.

Price-$ 40,000

LMBS Management, Inc Dated December 28,2004 Northern portion of Palm Beach County, Florida Above SR80 from Lake Okeechobee to the Atlantic Ocean Price-$ 40,000
MadJo Enterprises, Inc. Dated Sept 26, 2002 (assigned from Virginia Uncle Al’s, Inc. 3/1/2006) State of Virginia Price-$ 20,000